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                                                                  EXHIBIT 10.14

                             THE FOUNDERS AGREEMENT

              DRAWN UP AND SIGNED IN MAGSHIMIM ON SEPTEMBER 30 1999


BETWEEN:              NUR MACROPRINTERS LTD.
                      Public Company 52-003986-8
                      5 David Navon Street, Magshimim
                      (Hereinafter: "NUR")
                                                                OF THE ONE PART;


AND BETWEEN:     1.   GERA EIRON
                      I.D. number 050722719
                      50 HASEIFAN STREET, TEL-MOND
                      (Hereinafter: "EIRON")

                 2.   OGEN DIALOGIX LTD.
                      Private Company 51-283374-0
                      50 HASEIFAN STREET, TEL-MOND
                      (Hereinafter: "OGEN")

           (Eiron and Ogen jointly and severely, hereinafter: "GERA")

                                                             OF THE SECOND PART;


WHEREAS: NUR is engaged, among other things in the production marketing and sales on its own and/or through others of wide format digital printers (hereinafter: the "PRINTERS");

AND WHEREAS:   Eiron has the know-how and experience in the field of assembling printers;

AND WHEREAS:   The parties wish to act in cooperation in the field of assembling the printers that NUR developed, and which are known as BlueBoard and Fresco, in executing development works for NUR, and subject to a future agreement, as mentioned in clause 5.3 below, the assembly of additional printers for NUR (hereinafter: the "JOINT
               ACTIVITIES"), all as detailed in this agreement;

AND WHEREAS:   The parties wish to establish a company, which will be jointly owned in equal shares, by NUR and Ogen whose joint activities will be carried out through it (hereinafter: the "COMPANY") and for which Ogen through Eiron will provide management services to the company, as its general manager in a full time position;

AND WHEREAS:   The parties wish to arrange and base the terms of the engagement between them regarding the joint operations in the Company in writing and all as detailed in this agreement;

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THEREFORE, IT IS AGREED, DECLARED AND CONDITIONED BETWEEN THE PARTIES AS
FOLLOWS:

1.   PREAMBLE AND INTERPRETATION

1.1 The Appendices and the preamble to this agreement are an integral part thereof,

1.2 The headings to the clauses in this agreement are for convenience and guidance only and should not be used to interpret the agreement.

2.   THE AGREEMENT

2.1 In effect as from October 1, 1999 (hereinafter: the "DETERMINING DATE") the parties will start acting in cooperation in the field of the joint activities including setting up the Company and operating it and all as detailed in this agreement.

2.2  This agreement comes into force from the date of its signing.

3.   ESTABLISHING THE COMPANY

3.1 Immediately after signing this agreement the parties will act to establish the Company, which will be registered as a private company limited by shares, and will function as the sole framework for operation of the parties in the field of their joint activities. The Company's Articles are attached hereto as APPENDIX A to this agreement (hereinafter: the "COMPANY'S ARTICLES").

3.2 The name of the Company will be "NUR Engineering Ltd." or a name similar to that, as approved by the Registrar of Companies. Apart from mentioning the name, the Company will not be entitled to use in a written document any other use of the name NUR and/or any trademark of NUR unless it receives the prior written agreement of NUR for this.

3.3 After establishing the Company it will adopt the provisions of this agreement and the provisions of the Assembly Agreement, the Development Agreement, the ITS Agreement and the Management Services Agreement as defined below. The parties will act in order to take all the decisions required by the competent organs of the Company in order for it to adopt the provisions of the said agreements.

4.   THE COMPANY'S CAPITAL

4.1 The Company's registered capital will be NIS 37,000 divided into 37,000 ordinary registered shares of NIS 1 par value each (hereinafter: the "SHARES"). The rights attached to the shares will be as detailed in the Company's Articles.

4.2 At the time of registration, each of the parties, NUR and Ogen will be allotted 100 shares of the Company in cash, in consideration for the par value of these shares.


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5.   JOINT OPERATIONS- OPERATING THE COMPANY

5.1 As of the determining date, as long as this agreement will remain in force, the Company will engage in joint operations including:

     a. The Company will carry out solely for NUR the assembly of the printers that NUR developed known as BlueBoard, including its future development based on the mechanical planning and that type of printer head (hereinafter: the "BB PRINTERS"), and this in accordance with the assembly agreement that will be signed between NUR and the Company at the time of signature of this agreement, a copy of which is attached hereto as APPENDIX B to this agreement (hereinafter: the "ASSEMBLY AGREEMENT").

     b. The Company will carry out for NUR the assembly of the printers that NUR developed and which are known as Fresco (hereinafter: the "FRESCO PRINTERS"). The assembly of the first hundred (100) Fresco printers will be executed by the Company exclusively, in accordance with the assembly agreement, and the assembly of additional Fresco printers, over 100 such printers will be carried out by the Company in accordance with and subject to the provisions of clause 5.3 below.

     c. The Company will carry out development and design work for NUR, according to job orders, which will be issued from time to time by NUR to the Company, and this in accordance with the development agreement, which is to be signed between NUR and between the Company at the time of signing this agreement, a copy of which is attached hereto as APPENDIX C to this agreement (hereinafter: the "DEVELOPMENT AGREEMENT").

     d. The Company will carry out for NUR, as far as this will be under NUR's control, assembly work of printers which will be developed in the future by NUR (hereinafter: the "ADDITIONAL PRINTERS"), whose execution will be given to the Company in accordance and subject to the provisions of clause 5.3 below.

5.2 In order to execute the joint operations, the Company will engage in an agreement with ITS Machine Development Ltd. (hereinafter: "ITS"), a copy of which is attached hereto as APPENDIX D to this agreement (hereinafter: the "ITS AGREEMENT"), according to which:

     a. The Company will purchase from ITS the fixed assets that ITS uses in executing the work of assembling the BlueBoard printers, in consideration for 450,000 (four hundred and fifty thousand) US dollars.

     b. The Company will purchase from ITS the inventory of BB spare parts and printers in production which ITS has, in consideration for their value in ITS's books (the inventory includes items and parts in process).

     c. The Company will absorb ITS's employees, who, at its discretion, will be needed in order to carry out the joint work, while maintaining continuity regarding the period of work of these employees, and against transfer to the


                                      -3-
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        Company from ITS of all the social benefit deposits and deposits for severance pay for these employees.

     d. The Company will receive from ITS all ITS's rights relating to a machine for the production of tablets and a machine for packing bagels in packets, subject to the right granted to ITS to receive 25% of the capital gains, which will result, if at all, to the Company from these machines, and subject to ITS's obligation to compensate the Company for any claim and/or demand of third parties regarding these machines and/or the rights to them.

     e. ITS will do its best in order to assist the Company to engage with ITS's suppliers and service providers who will be required by the Company in order to carry out the joint operations.

     f. ITS will transfer to the Company all the rights and obligations under the rental agreement for the area that ITS rents in Rosh Ha'ayin and will see to obtaining the agreement of the landlords for such transfer.

     As mentioned in this clause 5.2 above and subject to the provisions of the agreement of ITS and Eiron, it hereby undertakes to do its best to carry out the aforesaid in sub-clauses c, e, and f above.

5.3 Should NUR request to produce the Fresco printers, whether on its own or through others, over and above the 100 first printers, (hereinafter: the "ADDITIONAL FRESCO PRINTERS") and/or should NUR request to produce the additional printers, NUR will contact the Company, and the Company will give NUR a proposal to execute the assembly work of the additional Fresco printers and/or the additional printers, whichever relevant (together, hereinafter: the "ADDITIONAL ASSEMBLY WORK").

     Should NUR have a preferable alternative to carry out the additional assembly work, compared to the Company's offer, NUR will give the Company the main details of the alternative and give the Company an opportunity to offer NUR, within 14 days, from the date on which NUR informed the Company that it has such a preferable alternative, an additional proposal to carry out the additional assembly work on the same conditions of the preferable alternative or with preferable conditions (hereinafter: the "ADDITIONAL PROPOSAL"). NUR will be entitled to prefer the alternative for carrying out the additional assembly work not through the Company, only if these will include significantly better conditions than those in the Company's proposal (or the additional proposal if submitted by the Company). It is hereby clarified that only an alternative, which includes a price lower by 10% or more than the price set forth in the Company's proposal (or the additional proposal, if such is submitted by the Company), while maintaining a similar level of execution and quality (price/performance) will be considered a preferable alternative.

     Should NUR decide to give execution of the additional assembly work to the Company, the Company and NUR will negotiate in good faith and in the acceptable manner in order to make adjustments and additions to the assembly


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     agreement in such a way that it will apply to executing the additional production work.

5.4 The Company will absorb NUR's employees, which at its discretion and that of NUR, will be required in order to carry out the joint operations while maintaining continuity of the period of the work of such employees and against transfer to the Company from NUR of the total social benefits deposits and deposits for severance pay for these employees.

6.   THE COMPANY'S MANAGEMENT

6.1 The Company's General Manager will be chosen by the Company's Board of Directors only among candidates agreed to by the two parties to this agreement. The parties hereby agree that from the date of establishing the Company Ogen through Eiron, will provide management services by filling the position of General Manager of the Company.

     Eiron hereby undertakes to put at the disposal of the Company, management services by filling the function of the Company's General Manager and investing the number of the hours equal to a full time position, and devote all his time, energy and efforts to fulfill the function.

6.2 A condition for providing management services will be as detailed in the management agreement attached hereto as APPENDIX E, to this agreement (above and blow: the "MANAGEMENT AGREEMENT").

7.   THE COMPANY'S BOARD OF DIRECTORS

7.1 Five directors will serve on the Company's Board of Directors in such a way that each shareholder holding 20% of the issued and paid up share capital of the Company will be entitled to appoint one director for the Company. In order to determine the right to appoint a director, the shareholder will not be entitled to add the number of shares held by it to the shares held by another shareholder, apart from the shares held by a company controlled by it and/or a company which controls it and/or a company, which is controlled by one that controls it (together, hereinafter: "A RELATED COMPANY"). In this agreement, "CONTROL" - as defined in clause 1 of the Securities Law - 1968.

7.2 Every party will be entitled to object for reasonable business reasons, to the identity of a director that the other party appointed, including an alternate director or an acting director for that director (in this clause below, together: "DIRECTOR"), provided that it will not be entitled to object to the appointment of a director employed in a full time capacity by one of the parties and/or a related party to it and/or one who holds at least 10% of the share capital of one of the parties and/or a related company to it.

7.3 The position of Chairman of the Board of Directors will be a director appointed by NUR. To avoid doubt it is hereby clarified that in the event of a parity of votes, the Chairman of the Board will not have a casting vote.


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7.4  As long as Ogen will be entitled to appoint two directors, the quorum for holding a meeting of the Board of Directors will be at least two directors, on condition that at least one director appointed by Ogen and at least one director appointed by NUR are present.

     In every case where Ogen will not be entitled to appoint two directors, the quorum for holding a meeting of the Board of Directors will be a majority of the directors.

7.5 Decisions of the Board of Directors will be taken with a simple majority of votes of directors present and participating, provided that resolutions for the following matters will be passed with a majority of at least 75% of the votes of the directors present and voting:

     a. Distribution of a dividends to the Company's shareholders;
     b. Approval of allotment of securities of the Company;
     c. A decision for raising finance for the Company's operations from its shareholders and/or with their guarantee in addition and over and above the financing, which the parties must put at the disposal of the Company as detailed in clauses 8.1 and 8.2 below;
     d. Expanding or changing the field of operation of the Company over and above current operations;
     e. Establishing subsidiaries and/or related companies and/or partnerships and/or the transfer of the Company's operations to one of them;
     f. Transactions where an officer in the Company has a personal interest, provided that regarding such transactions that are an "exceptional transaction", the approval of the general meeting of the shareholders of the Company is required, as long it is required by Law.
        It is agreed by the parties that implementation of the assembly agreement, the development agreement and the management agreement will not be considered an exceptional transaction and the approval of the transaction between the Company and NUR in accordance with these agreements, will require the approval of the Company's Board of Directors only.

7.6 The other provision regarding appointment of directors are as detailed in the Company's Articles.

8.   FINANCING AND FINANCIAL MANAGEMENT

8.1 Each of the parties undertake to put at the disposal of the Company, soon after its establishment, a shareholders' loan in NIS equal to 175,000 (one hundred and seventy five thousand) US dollars at the last representative rate of exchange know on the date of providing the loan (hereinafter: the "SHAREHOLDERS' Loan"). The shareholders' loan will be linked to the US dollar and bear annual interest at 3%. The shareholders' loan will be repaid out of the Company's profit as will exist from time to time in such a way that it will not harm the management and continued operations of the Company.


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8.2  In addition to the aforesaid in clause 8.1 above, NUR undertakes to put at the disposal of the Company, soon after its establishment, an amount in NIS equal to 100,000 (one hundred thousand) US dollars at the last representative rate of exchange known of the dollar at the time of providing the loan (hereinafter: "NUR'S LOAN"). NUR's loan will not be linked and will not bear interest and will be repayable at the end of 20 (twenty) years from the date of providing it or from the date of taking a decision to liquidate the Company, whichever earlier.

8.3 It is agreed that additional financing required by the Company, if so required, will be arranged through bank credit, without collateral being provided by the Company's shareholders. Should the Company not succeed in raising such bank credit, provided that such financing will not be required due to a violation of an obligation by any of the parties to the Company, the parties will provide, subject to receiving approval of the Company's Board of Directors as mentioned in clause 7.5 above, collateral to secure bank credit for the Company, or they will put at the disposal of the Company actual financing in the amount required, and this each of them in accordance with its proportional share of the issued and paid up share capital of the Company, not later than 14 days from the date of receiving notice from the Company.

     Should within 14 days of receiving notice, one of the shareholders not provide its proportional share of financing to the Company, the other shareholder who provided its proportional share, will be entitled, at its choice, that the financing put at the disposal by it will be credited as a shareholders' loan and will have preference over all the other shareholders' loans or that it will be invested as share capital in the Company on the basis of "fair market value" of the Company as determined by an appraiser, who will be agreed by the parties, and in the absence of an agreement, will be appointed by the head of the Israeli Bar.

8.4 Signatory rights in the Company will be determined by the Company's Board of Directors.

8.5 The Company will open and manage a bank account, where the signatories in it and the signatory rights in it will be as determined by the Company's Board of Directors.

8.6 The auditor of the Company will be NUR's auditor, provided that it will be one of the accounting offices know as the "Big Five". Should this not be provided the Company's auditor will be determent by agreement between the parties. The first auditor of the Company will be Kost Forer & Gabbay, Certified Public Accountants.

8.7 The Company will provide NUR from time to time with reports as required by NUR in order for it to comply with the obligations of reporting which apply to it by Law, including due to the Company being a public company whose shares are listed for trading, and Gera undertakes not to object to the transfer of such information.


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9.   GENERAL MEETINGS

9.1 Two members present themselves or by proxy, who hold or represent 70% of the voting rights in the Company, will be a quorum at a general meeting of shareholders of the Company.

9.2 A resolution put to the vote at a general meeting will be decided by a majority vote, provided that the resolutions for the following matters will be decided by a majority of at least 75% of the votes.

     a. An expansion and/or change in the field of operations of the Company over and above the operations;
     b. Distribution of a dividend to the Company's shareholders;
     c. Voluntary liquidation of the Company;
     d. Increase of the registered capital of the Company;
     e. Change of the Company's documents of incorporation.

9.3 The other provisions relating general meetings of shareholders' of the Company are as detailed in the Company's Articles.

10.  INTELLECTUAL PROPERTY

     It is agreed that all rights existing and future, in the BB printers, in the Fresco printers and every development by the Company, including all the intellectual rights are and will belong solely to NUR, unless agreed otherwise in writing between the parties. NUR will give the Company a non-exclusive license, which cannot be transferred to use such rights, only as far as this is required in order to execute the joint operations.

11.  FIRST RIGHT OF A REFUSAL IN TRANSFERRING THE COMPANY'S SHARES

11.1 All transfers of the Company's shares will be subject to a first right of refusal as detailed below:

     a. A shareholder, who wishes to transfer its shares in the Company, fully or partly, to a third party (hereinafter: the "PROPOSER" and the "OFFERED SHARES", respectively), must offer them first to the other shareholders in the Company at identical terms to the terms at which it wishes to sell the offered shares. The offer will be made by giving written notice to the other shareholders, with a copy to the Company, in which details of the number of shares offered for sale, the price requested and the other conditions at which the shares are offered for sale (hereinafter: the "SALES NOTICE").

     b. Within 15 days of the date of delivering the sales notice, every shareholder will be entitled to inform the proposer by notice in writing, with a copy to the Company of its wish to purchase the offered shares, fully or partly, at a price and conditions stipulated in the sales notice (hereinafter: the "PURCHASE NOTICE"), provided that the number of shares stated in the purchase notice will not be less than its proportional share in the offered shares.


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        Regarding clause 11.1 above, the proportional share of a shareholder in the offered shares means the ratio between the number of shares it owns and the total number of shares held at that time by the other shareholders in the Company (apart from the Offeror).

     c. If by the end of the date mentioned in sub-clause b above purchase notices will be received for a total number of shares equal to the number of shares offered, the shareholder who gave such purchase notices must purchase the number of shares stated in their purchase notices.

     d. If by the end of the period mentioned in sub-clause b above, purchase notices will be received for a total number of shares, which are greater than the number of shares offered, each party that gave a purchase notice must purchase the offered shares in the number to be determined in accordance with the ratio between its proportion of the share capital in the Company and the total share capital of the Company of each of the shareholders who gave purchase notices (but in every case not more than the number stipulated in the purchase notice). Any balance created as a result of such a division, will be distributed between the shareholders whose purchase notices were not fully answered in accordance with this division, until distribution of all these offered shares.

     e. If by the end of the period mentioned in sub-clause b above, purchase notices are received for a total number of shares, which are lest than the number of shares offered, the proposer is free, within 30 (thirty) days, to sell all the shares offered to the third party and the conditions which will not be better to the purchaser of shares in accordance with the terms stipulated in the sales notice, subject to obtaining approval of the Company's Board of Directors for the transfer of the offered shares. It is hereby clarified that in every case in which the offered shares will not be sold within 30 days as mentioned, their sale will again be subject to the first right of refusal as mentioned in this clause 11.1 above.

11.2 Not withstanding the provisions of clause 11.1 above, the first right of refusal will not apply to the transfer of shares in the Company to a related Company provided that prior to such transfer of shares the receiving corporation took on itself in writing all the provision of this agreement as if it was a party to it from the start.

11.3 The provisions of this clause regarding the first right of refusal will be based in the Company's Articles.

12.  ALLOTMENT OF ADDITIONAL SHARES

     The allotment of additional shares in the Company, over and above those mentioned in clause 4.2 above, a resolution for which was passed by the Company's Board of Directors, will first be offered to the existing shareholder in the Company, each one according to its share in the issued and paid up share capital at that time. Should any of the shareholders not wish or not be able to purchase the additional shares from the Company whether fully or partly, the


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     other shareholders may, according to their proportional share in the issued and paid-up share capital of the Company held by them at that time, purchase those shares under conditions that are identical to those at which they purchased the other additional shares. Only if all the shares offered were not purchased by the existing shareholders in the Company, the Company may offer the shares to a third parties.


13.  TAG ALONG RIGHT

     Should any of the shareholders in the Company, request to sell the shares to a third party, and the other shareholders, do not realize their first right of refusal as mentioned in clause 11 above, the other shareholders may obligate the selling shareholders to have them tag along in such a way that the share of each party in the sold shares will be pro rata to his proportional shares in the share capital in the Company, held by the shareholders, who wish to participate in the sale.

14.  PLEDGE ON SHARES

14.1 Each of the parties will be entitled to pledge its shares in the Company, fully or partly, to a bank in order to secure credit provided to that party by such bank.

14.2 A party who will be interested to pledge his shares in the Company fully or partly, will receive the prior written agreement of the bank, that the exercise of the pledge by the bank will be subject to the provisions of this agreement regarding the first right of refusal of the other parties.

15.  OGEN

15.1 Eiron hereby declares and undertakes that he holds total ownership and control in Ogen apart from one share held for him in trust by his wife Edna Gorody Eiron I.D. No. 51019115.

15.2 Every transfer of shares in Ogen or allotment of shares in Ogen, apart from an allotment to Eiron, will be subject to the first right of refusal in such a way that should Eiron request a transfer and/or sell his shares in Ogen to a third party, he will be obligated to offer them to first under the same conditions to NUR, and if Ogen requests to allot additional shares apart from to Eiron it will be obligated to offer the shares first under the same conditions to NUR. The provisions of clause 11.1 above will apply to such first right of refusal, with the necessary changes.

     Such first right of refusal mentioned in this clause above will not apply to the transfer of shares in Ogen to another corporation fully owned and controlled by Eiron or a member of Eiron's family, provided that prior to the transfer of such shares the transferee company or the member of the family, whichever relevant, took on itself, in writing all the provisions of this agreement as if it was a party to it from the start.
     For the purpose of this clause 15.2 a "FAMILY MEMBER" - means spouse or a descendant.


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15.3 The provisions of this clause 15 regarding the first right of refusal will be included in Ogen's Articles.

15.4 Without derogating from any other relief in every case where Eiron will discontinue being the controlling shareholder in Ogen, for any reason whatsoever, NUR will be entitled to realize at NUR's option, as defined in clause 16 below.

16.  THE OPTION FOR PURCHASING THE COMPANY'S SHARES

16.1 NUR is hereby given an option (hereinafter: "NUR'S OPTION"), which on its execution by NUR, Ogen will be required to sell to NUR all the Company's shares owned by Ogen at that time (hereinafter: the "GERA SHARES") in accordance with and at the conditions and at the times detailed below:

     a. NUR's option can be realized by NUR at any time, as of from the date on which, for any reason, whatsoever (1) Eiron discontinued for a period of 3 (three) months or more from fulfilling his function as General Manager of the Company or any other position in it, to the extent of the number of hours of at least 80% of the number of hours of a full time position, and this whether as an employer in the Company or whether by providing services to the Company and/or (2) Eiron will discontinue being a controlling shareholder in Ogen for any reason whatsoever and/or (3) Eiron will request a transfer his in shares in Ogen or Ogen will request to transfer its shares in the Company by transfer subject to the first right of refusal in favor of the NUR (in this clause 16, here below together: "THE TERMS FOR EXERCISING THE OPTION").

     b. NUR will entitled to exercise NUR's option with by a written agreement delivered to Ogen (hereinafter: "NUR'S NOTICE OF EXERCISING").

     c. The exercise price paid by NUR to Ogen for the Gera shares will be equal to 120,000 (one hundred and twenty thousand) ordinary shares of NIS 1 par value each of NUR, which NUR will allot to Ogen and which will give the rights to register on the account of NUR as detailed in APPENDIX F to this agreement (hereinafter: the "OPTION SHARES"), plus a cash payment equal to 50% of the value of the net fixed assets of the Company (the cost of the fixed assets in the books less depreciation and less liabilities for those assets), as existing at the time of the exercise notice of NUR (together hereinafter: "NUR'S EXERCISE PRICE").

        NUR's exercise price as detailed above is calculated on the assumption that the Gera shares will be at the time of NUR's exercise notice 50% of the issued and paid up share capital of the Company. Should at the time of NUR's exercise notice the rate of Gera's shares in the issued and paid up share capital of the Company be more or less than 50%, the number of shares in the option, the amount paid as a result of the value of the net fixed assets of the Company, will be adjusted proportionally provided that the number of option shares will not be adjusted in the event that the rate of the shares is

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        less than 50% but is 25% or more of the issued and paid up share capital of the Company.

        The number of share options will be adjusted in every case to changes in the composition of NUR's share capital including the distribution of bonus shares, the split of the share capital to shares of a par value of less than NIS 1 or the consolidation of the share capital to shares of par value greater than NIS 1.

        To avoid doubt it is hereby clarified that the NUR's exercise price will be determined only for option purposes of NUR and the parties hereby confirm that the parties will not be use it for any other purpose.

     d. Within 45 days from NUR giving notice of exercising NUR will pay Ogen the NUR exercised price and against NUR's payment Ogen undertakes to deliver to NUR share transfer deeds regularly signed for all the Gera shares and to transfer the Gera shares free of any pledge, mortgage, attachment and any other right in favor of a third party.

     e. It is hereby clarified that NUR's option is for the purpose of acquiring all the Gera shares and NUR will not be entitled to exercise the NUR option in order to acquire only part of the Gera shares.

16.2 Ogen is hereby given an option (hereinafter: the "GERA option"), which with its exercise by Ogen NUR will be obligated to purchase from Ogen all the Gera shares in accordance and at the times detailed below:

     a. The Gera option can be exercised by Ogen at any time as of the date on which one of the option exercised conditions will exist as defined in clause 16.1 above.

     b. Ogen will be entitled to exercise the Gera option, by written notice delivered to NUR (hereinafter: the "GERA EXERCISE NOTICE"). The Gera exercise notice will include the price required by Ogen for the Gera shares (hereinafter: the "PROPOSED EXERCISE PRICE").

     c. Should within 14 days from the date of delivery of the Gera exercise notice to NUR, NUR not deliver to Ogen NUR's conter notice as mentioned in sub-clause d below, NUR will be obligated to purchase from Ogen, within 30 days from the date of delivering Gera exercise notice, in consideration for the proposed exercise price. In consideration for the payment by NUR, Ogen undertakes to deliver to NUR share transfer deeds regularly signed for all Gera shares and to transfer the Gera shares being free of any pledge, mortgage, attachment and any other right in favor of a third party.

     d. Within 14 days from the date of delivery of the Gera exercise notice to NUR, NUR will be entitled, instead of purchasing the Gera shares in accordance with Gera's exercise notice, deliver to Ogen a written notice, (hereinafter: "NUR'S COUNTER NOTICE"), in which the price per share will be stated, at which NUR will be prepared to sell to Ogen all the Company's shares owned by NUR at that time (hereinafter: the "NUR SHARES"), provided that this price will express the value of the Company less than the value of the Company from which the proposed exercise price emanates (hereinafter: the "PROPOSED PRICE PER SHARE").

        Within 14 days from the date of receiving NUR's counter notice, if such notice is given, Ogen will be entitled instead of purchasing the NUR's shares at the proposed price per share to deliver to NUR a written notice of its choice to sell to NUR the Gera shares at the proposed price per share (hereinafter: "NUR'S COUNTER NOTICE").

        Should Ogen deliver to NUR the Gera counter notice, NUR will purchase the Gera shares, in consideration for the proposed price per share, and against NUR's payment, Ogen undertakes to deliver to NUR share transfer deeds regularly signed for all the Gera shares and to transfer the Gera shares free of any pledge, mortgage, attachment and/or any other right in favor of a third party.

        It is hereby clarified that in the event that Ogen does not deliver to NUR a Gera counter notice this will be considered as if Ogen chose to purchase NUR's shares. Should Eiron choose to purchase NUR's shares it will be obligated to purchase from NUR, within 30 days from the date of delivery of NUR's counter notice, NUR's shares in consideration for the proposed price per share. Against payment of Ogen, NUR undertakes to deliver to Ogen shares transfer deeds, regularly signed for all the NUR's shares and to transfer the NUR shares free of any pledge, mortgage, attachment and any other right in favor of a third party.

     e. It is hereby clarified that the Gera option can be exercised with regard to all Gera shares only and cannot be exercised in order to sell part of Gera shares.

16.3 It is agreed that as of the date on which the parties informed of their wish to exercise the option given it by clauses 16.1 or 16.2 above, whichever relevant, the other party will not be entitled to exercise the option given it under these clauses.

17.  ARBITRATION

17.1 Any conflict or dispute, which arises between the parties in this agreement, and every thing connected with its existence, interpretation, implementation, or cancellation of this agreement and/or any of its provisions will be brought for arbitration, which will take place with an arbitrator to be determined in agreement between the parties, and in the lack of an agreement of the identity of the arbitrator, as determined by the head of the Israeli Bar (hereinafter: the "ARBITRATOR") and this within 15 (fifteen) days from the day that a party to the agreement so requested.

17.2 The arbitrator will be entitled to give any interim decision and temporary orders. The ruling and decisions of the arbitrator will be final and binding. The arbitrator will not be subject to the Laws of Procedure and to the Laws of evidence but will be subject to the provisions of the Substantive Law and must explain his ruling.

17.3 This clause will be an arbitration in agreement between the parties and signature on this agreement will also be signature on an arbitration agreement.

18.  MISCELLANEOUS

18.1 The terms of this agreement fully include what has been conditioned and agreed between the parties regarding the joint operations of the Company, regarding those matters included in it, and they supercede , unless stated otherwise in this agreement, any other engagement, agreement, presentation and undertaking prior to signing this agreement which were prepared, either in writing or verbally.

18.2 Any change and/or cancellation of any provisions in this agreement will be carried out only in a written document, which will be signed by the two parties.

18.3 In any case where one of the parties does not use a right given it by this agreement or by any Law, this will not be considered as a waiver on its part of that right and it will be entitled to reuse these rights, and claim of concession or waiver will not be valid regarding the violating party.

18.4 Any notice sent by one of the parties to the other by registered mail will be considered as if received by the other party within 72 hours from the date of its dispatch.

18.5 The addresses of the parties for the purpose of this agreement are as detailed in the preamble to this agreement.

             IN WITNESS WHEREOF THE PARTIES HEREBY SIGN:

               (-)                                        (-)
     ------------------------                     -------------------
     NUR MACROPRINTERS LTD.                       OGEN DIALOGI X LTD.

                                              -----------------------
                                                  GERA EIRON